EXHIBIT 99.8

FORM OF SUBSCRIPTION RIGHTS CERTIFICATE

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN

THE COMPANY’S PROSPECTUS DATED, SEPTEMBER    , 2005 (THE

“PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE.

COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM

COMPUTERSHARE TRUST COMPANY, INC. AS THE SUBSCRIPTION AGENT.

STOCKHOLDER NAME AND ADDRESS:

«Shareholder_Name»

«Street_Address_1»

«Street_Address_2»

«City», «State» «Zip»

CERTIFICATE NO.: «Cert_»	CERTIFICATE FOR «Shares» RIGHTS

ACT TELECONFERENCING, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO

SUBSCRIPTION RIGHTS CERTIFICATE

EVIDENCING «shares» NONTRANSFERABLE SUBSCRIPTION RIGHTS TO PURCHASE

A COMPARABLE NUMBER OF SHARES OF THE SERIES AA CONVERTIBLE PREFERRED

of ACT TELECONFERENCING, INC.

SUBSCRIPTION PRICE: $100.00 PER SHARE

VOID IF NOT EXERCISED BEFORE THE EXPIRATION DATE

(AS DEFINED IN THE PROSPECTUS)

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed herein is the owner of the number of Subscription Rights set forth above, each of which entitles the owner to subscribe for and purchase one share of the AA Preferred Stock, no par value (the “Preferred Stock”), of ACT Teleconferencing, Inc., a Colorado corporation (the “Company”), on the terms and subject to the conditions set forth in the Company’s Prospectus dated September      2005, and instructions relating thereto on the reverse side hereof. The Subscription Rights represented by this Subscription Certificate may be exercised by duly completing Section 1 on the reverse side hereof. Special issuance or delivery instructions may be specified by completing Section 2 on the reverse side hereof.

SUCH SUBSCRIPTION RIGHTS MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED.

Dated: September     , 2005

Gene Warren
President and Chief Executive Officer	Secretary

Countersigned By:
Computershare Trust Company, Inc.

SECTION 1 - EXERCISE AND SUBSCRIPTION

BASIC AND OVER-SUBSCRIPTION

The undersigned irrevocably exercises Subscription Rights to subscribe for shares of the Company’s AA Preferred Stock, as indicated below, on the terms and subject to the conditions specified in the Company’s Prospectus dated September     , 2005, relating to the offering of such Subscription Rights, receipt of which is hereby acknowledged.

(a)	Number of shares of the Company’s AA Preferred Stock subscribed for pursuant to the Basic Subscription Privilege:

(b)	Number of shares of the Company’s AA Preferred Stock subscribed for pursuant to the Over-Subscription Privilege:

YOU MAY NOT EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE UNLESS YOUR BASIC SUBSCRIPTION PRIVILEGE HAS BEEN EXERCISED IN FULL.

(c)	Total Subscription Price (total number of shares subscribed for pursuant to both the Basic Subscription Privilege plus the Over-Subscription Privilege multiplied by the Subscription Price of $100.00 per share): $ .

METHOD OF PAYMENT (CHECK ONE)

•	Uncertified personal check, payable to Computershare Trust Company, Inc., as Subscription Agent for ACT Teleconferencing, Inc. Please note that funds paid by uncertified personal check may take at least five business days to clear. Accordingly, subscription rights holders who wish to pay the purchase price by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration date to ensure that such payment is received and clears by the expiration date, and are urged to consider payment by means of a certified or bank check, money order or wire transfer of immediately available funds.

•	Certified check or bank check drawn on a U.S. bank or money order, payable to Computershare Trust Company, Inc., as Subscription Agent for ACT Teleconferencing, Inc.

•	Wire transfer directed to the account maintained by Computershare Trust Company, Inc. at

Colorado Business Bank
15710 W Colfax Avenue
Golden, Colorado 80401
(303) 293-2265
ABA# 102003206
Credit Account # 3055043
Account Name: Computershare Trust Company, Inc.
Warrant Escrow Account

If the amount enclosed or transmitted is not sufficient to pay the purchase price for all shares of AA Preferred Stock that are stated to be subscribed for, or if the number of shares of AA Preferred Stock being subscribed for is not specified, the number of shares of AA Preferred Stock subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the amount enclosed or transmitted exceeds the purchase price for all shares of AA Preferred Stock that the undersigned has the right to subscribe for under the Basic Subscription Privilege plus the Over-Subscription Privilege (such excess amount, the “Subscription Excess”), the Subscription Agent shall return the Subscription Excess to the subscriber without interest or deduction.

DELIVERY INSTRUCTIONS

Upon completion of this Subscription, please deliver it along with payment to:

If by Mail:	Computershare Trust Company, Inc.
P.O. Box 1596
Denver, Colorado 80201-1596

If by Overnight Delivery:	Computershare Trust Company, Inc.
350 Indiana Street
Golden, Colorado 80401

SECTION 2 — SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR

SUBSCRIPTION RIGHTS HOLDERS:

To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder or is to be sent to an address other than that shown above. (See the Instructions included with this Rights Certificate.) Do not forget to complete the guarantee of signature(s) section below.

Please issue the certificate representing the Common Stock in the following name and /or deliver to the following address:

Name: ______________________________________________________________	Soc. Sec. #/Tax ID #:__________________________________________________

Address:______________________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________________

ACKNOWLEDGMENT — THE SUBSCRIPTION ORDER FORM

IS NOT VALID UNLESS YOU SIGN BELOW

I / We acknowledge receipt of the Prospectus and understand that after delivery of this Subscription Certificate to the Company’s Subscription Agent, I / we may not modify or revoke this Subscription Certificate. Under penalties of perjury, I / we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct. If the Special Issuance or Delivery Instructions for Subscription Rights Holders are completed, I / we certify that although the certificate representing the AA Preferred Stock is to be issued in a name other than the registered holder, beneficial ownership of the AA Preferred Stock will not change. The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company’s transfer agent without any alteration or change whatsoever.

Subscriber’s Signature(s):	______________________________________________________________	Date:	______________________________________________________________

	______________________________________________________________	Date:	______________________________________________________________

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). (See the Instructions included with this Rights Certificate.)

Name: ______________________________________________	Capacity:_______________________________________________________________________

Address:_______________________________________________________________	Phone:_______________________________________________________________

______________________________________________________________________	Soc. Sec. # or Tax ID #: _________________________________________

GUARANTEE OF SIGNATURE (S)

All Subscription Rights Holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. (See the Instructions.)

Signature Guaranteed by: _______________________________________________________________

                                                                                      Eligible Institution